                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 14a-11(c) or 14a-12

                               PRONET LINK CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement No.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

                               [PRONETLINK LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 4, 2000

To our Shareholders:

     The 2000 annual meeting of shareholders of Pro Net Link Corp., a Nevada corporation, will be held at the Grand Hyatt New York, Park Avenue at Grand Central Station (on 42nd Street between Lexington Avenue and Park Avenue, New York, New York 10017 (telephone number: 212-883-1234)) on Monday, December 4, 2000, beginning at 9:30 a.m. Eastern Standard Time. At the meeting, you will be asked to act on the following matters:

     (1) Election of three (3) directors;

     (2) Ratification of the appointment of Feldman Sherb & Co., P.C. as independent auditors of the company for the fiscal year ending June 30, 2001;

     (3) Adoption of the Pro Net Link Corp. 2000 Stock Plan; and

     (4) Any other matters that properly come before the meeting.

     All holders of record of shares of Pro Net Link's common stock at the close of business on October 12, 2000 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

     YOUR VOTE IS IMPORTANT. PLEASE READ THE PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE PROXY CARD AND THEN VOTE (1) BY COMPLETING THE PROXY CARD AND RETURNING IT TO THE COMPANY BY MAIL, (2) BY CALLING THE TOLL-FREE NUMBER PROVIDED IN THE PROXY STATEMENT, OR (3) VIA THE INTERNET USING THE DIRECTIONS PROVIDED IN THE PROXY STATEMENT.

                                          By order of the board of directors,

                                          /s/ Jean Pierre Collardeau
                                          JEAN PIERRE COLLARDEAU
                                          President and Treasurer

October 26, 2000
New York, New York

                               [PRONETLINK LOGO]

                          645 FIFTH AVENUE, SUITE 303
                            NEW YORK, NEW YORK 10022
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement contains information related to the annual meeting of shareholders of Pro Net Link Corp. to be held on Monday, December 4, 2000, beginning at 9:30 a.m. Eastern Standard Time, at the Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York, 10017 (telephone number 212-883-1234) and at any postponements or adjournments thereof. These proxy materials were first mailed to shareholders on or about October 26, 2000.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the annual meeting, shareholders will act upon the matters listed in the Notice of Annual Meeting, including the election of directors, the appointment of the company's independent auditors and the adoption of the Pro Net Link 2000 Stock Plan, as amended. In addition, the management team will report on the performance of Pro Net Link during fiscal year 2000 and respond to questions from shareholders.

WHO CAN VOTE AT THE MEETING?

     All shareholders of record at the close of business on October 12, 2000, the record date, are entitled to vote at the meeting and any postponements or adjournments of the meeting.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF THE COMMON STOCK?

     All holders of the common stock as of October 12, 2000 may vote on all matters to be acted upon at the annual meeting. Each outstanding share of the common stock will be entitled to one vote on each matter to be voted upon at the meeting. As of October 12, 2000, the record date, there were 52,044,737 shares of the common stock of Pro Net Link outstanding.

WHO CAN ATTEND THE MEETING?

     All shareholders as of October 12, 2000, or their duly appointed proxies, may attend the meeting. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. If you hold your shares through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Everyone must check in at the registration desk at the meeting.

HOW DO I VOTE?

     You can choose one of the following four ways to vote:

     1. In person: Attend the annual meeting at the time and place specified above.

     2. By mail: Complete, sign, date and return the proxy card in the enclosed pre-paid envelope.

     3. By telephone: Call 1-800-PROXIES.

     4. Via the Internet: Visit www.voteproxy.com.

     When you vote by telephone or Internet, simply follow the instructions provided. You will need to provide your personal identification number from your proxy card in order to vote by either of these methods. If your shares are held in the name of a bank or broker, follow the voting instructions you receive on your proxy card. Telephone and Internet voting is offered to stockholders owning shares through most banks and brokers.

WHAT DOES IT MEAN TO GIVE A PROXY?

     By casting your vote by mail, telephone or the Internet you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions.

WHAT IF I HOLD PRO NET LINK STOCK IN A "STREET NAME"?

     If your shares are held in "street name" you must check the proxy card or contact your broker or nominee to determine if you will be able to vote by telephone or via the Internet. If you want to vote in person at the meeting, and you hold Pro Net Link stock in "street name", you must obtain a proxy card from your broker and bring that proxy card to the meeting, together with a copy of a brokerage statement reflecting your ownership as of October 12, 2000.

IS MY VOTE CONFIDENTIAL?

     As a general matter, yes. Proxy cards, ballots and voting tabulations that identify shareholders are kept confidential except in certain circumstances where it is important to protect the interests of Pro Net Link and its shareholders. American Stock Transfer & Trust Company, Pro Net Link's transfer agent, will count the votes and act as the inspector of election for the meeting.

WHAT IF I DO NOT INDICATE MY PREFERENCE ON THE PROXY CARD?

     If you do not indicate how you would like your shares to be voted with regard to a particular nominee for director, your shares will be voted FOR the election of the nominee. If you do not indicate how you wish to vote with regard to the other proposals listed on the proxy card, your shares will be voted FOR such proposals.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Pro Net Link either a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and provide the Secretary of Pro Net Link with a written request to revoke your proxy. Attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT CONSTITUTES A QUORUM?

     As of the record date, October 12, 2000, Pro Net Link had 52,044,737 shares of its common stock outstanding. The presence at the meeting, in person or by proxy, of the holders of the majority of the common stock issued, outstanding and entitled to vote at the annual meeting will constitute a quorum. Broker non-votes, abstentions and votes withheld count as shares present at the meeting for purposes of a quorum.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you otherwise instruct on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board's recommendations are set forth below. In summary, the board recommends a vote:

     - FOR the election of the nominated slate of directors;

     - FOR the adoption of the Pro Net Link Corp. 2000 Stock Plan; and

     - FOR the appointment of Feldman Sherb & Co., P.C.

     The proxy holders will vote as recommended by the board of directors with respect to any other matter that properly comes before the meeting. If no recommendation is given by the board of directors on any such matter, the proxy holders will vote in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Adoption of 2000 Stock Plan. The affirmative vote of a majority of the votes cast at the meeting is required for the adoption of the 2000 Stock Plan. A properly executed proxy marked "ABSTAIN" with respect to the adoption of the 2000 Stock Plan will not be voted, although it will be counted for purposes of determining whether there is a quorum.

     Appointment of Independent Auditors. The affirmative vote of a majority of the votes cast at the meeting is required for ratification of the appointment of independent auditors. A properly executed proxy marked "ABSTAIN" with respect to the appointment of the auditors will not be voted, although it will be counted for purposes of determining whether there is a quorum.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. So, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in the voting results. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum. Accordingly, broker non-votes will not be counted toward a nominee's total of affirmative votes in the election of directors and will have no effect on the approval of the other proposals.

INDEPENDENT PUBLIC ACCOUNTANTS

     Feldman Sherb & Co., P.C. served as Pro Net Link's independent public accountant during fiscal 2000. A representative of Feldman & Sherb & Co., P.C. will be present at Pro Net Link's annual meeting of shareholders, will be permitted to make a statement if they so choose and will be available to respond to appropriate questions from the shareholders.

WHO CONDUCTS THE PROXY SOLICITATION AND HOW MUCH WILL IT COST?

     Pro Net Link is soliciting the proxies and will bear the cost of the solicitation. The company has retained MacKenzie Partners, Inc. to aid in the solicitation. For these services, Pro Net Link will pay MacKenzie Partners, Inc. a fee not to exceed $3,000, in addition to reimbursement for certain out-of-pocket disbursements and expenses. Pro Net Link may ask its officers and other employees, without compensation other than their regular compensation, to solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means. Pro Net Link will also, if asked, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of the common stock. Such reimbursements will not be submitted to a vote of the shareholders. To date, we have not made any expenditures related to solicitation. We estimate that the total amount we will spend on solicitation will be approximately $45,000.

ITEM 1 -- ELECTION OF DIRECTORS

DIRECTORS STANDING FOR ELECTION

     The board of directors consists of three members, each having terms that expire at the 2000 annual meeting. The board of directors proposes that each of the current directors described below be re-elected for a new term of one year and until their successors are duly elected and qualified.

     Each of the nominees has consented to serve a one-year term. If any of them become unavailable to serve as a director, the board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the board.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTORS NOMINATED.

NOMINEES FOR ELECTION AS DIRECTORS FOR A TERM EXPIRING IN 2001.

JEAN PIERRE COLLARDEAU

     Mr. Collardeau, 58, founded Pro Net Link in 1997. From Pro Net Link's formation until August 8, 2000, he served as Chief Executive Officer, President, Treasurer, Secretary and a director. From August 8 through September 27, 2000, Mr. Collardeau served as the Executive Vice-President for Strategic Planning, Secretary and Treasurer. On September 28, 2000, Mr. Collardeau re-assumed the duties of Chief Executive Officer and President, while retaining his positions as Treasurer, Secretary and a member of the board of directors. Mr. Collardeau has been involved in international trade and finance for more than 30 years. For the 10 years preceding the founding of Pro Net Link, Mr. Collardeau served as an independent consultant, supervising commercial operations and foreign investments, including ventures in the European Community and African developing countries and advising on government tenders and bids for major infrastructure projects funded by the World Bank in Washington, D.C. and the African Development Bank in Abidjan, Ivory Coast.

GLENN ZAGOREN

     Mr. Zagoren, 47, has been a director of Pro Net Link since May 1998. From April 1999 until August 8, 2000, Mr. Zagoren served as Chairman of Pro Net Link's board of directors, a non-executive officer position. From August 8 through September 27, 2000, Mr. Zagoren served as Co-Chairman of the board of directors and Executive Vice-President of Pro Net Link. On September 28, 2000, Mr. Zagoren re-assumed the duties of Chairman of the board of directors and resigned his position as Executive Vice-President. In 1999, Mr. Zagoren was appointed to the Industry Functional Advisory Committee on Internet and Trade for the U.S. Department of Commerce. This appointment runs to March of 2002. Mr. Zagoren is president and sole shareholder of Zagoren-Zozzora, Inc., a strategic development and marketing company that has been working with Pro Net Link since the company's inception (see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" below). Mr. Zagoren has served as president of Zagoren-Zozzora, Inc. since 1979, and has been involved in international business development and marketing programs for over 20 years. He has produced marketing projects for the Principality of Monaco and the government of Israel as well as many global corporations including JBL/Harman International and Hachette Filipacchi. In 1984, Mr. Zagoren received the "Billboard Magazine Trendsetter of the Year Award" for his involvement in the launch of CD technology for Sony and Philips. Mr. Zagoren currently serves on the board of directors of the Tribeca Performing Arts Center of Manhattan Community College.

AUGUSTE N. FRANCIS VINCENT

     Mr. Vincent, 63, has served as a director of Pro Net Link since March 2000. Mr. Vincent serves as Senior Consultant of Natio-Consultants, a Banque Nationale de Paris subsidiary specializing in advising banks on strategic and organizational matters. He also serves as Director of Conseil A Aboudaram, a Swiss financial firm involved in medium term lending and trade finance, and advises a Southeast Asian group on investment opportunities in Europe and Africa. For 38 years, Mr. Vincent served in various capacities at Banque Nationale de Paris, including Managing Director, Head of Administration and General Secretary of the Hong Kong branch, Manager for their network in South-East Asian countries, and Senior Vice-President (Head of the Asia Pacific Division). Mr. Vincent retired from Banque Nationale de Paris in 1997 with the title of Honorary Director.

HOW ARE DIRECTORS COMPENSATED?

     Base Compensation. Pro Net Link pays directors cash compensation as follows: 1) an annual fee of $10,000, 2) a fee of $1,000 for attendance at each meeting of the board or $500 for attendance at each board meeting via telephone, and 3) travel and hotel costs in connection with attendance at board meetings.

     Options. Each director is eligible to receive options to purchase shares of Pro Net Link's common stock under the company's 2000 Stock Plan. For fiscal year 2000, Mr. Vincent received a stock option grant to purchase 30,000 shares of common stock at $3.6875 per share. Mr. Collardeau and Mr. Zagoren did not receive options to purchase Pro Net Link common stock during fiscal 2000.

HOW OFTEN DID THE BOARD MEET DURING FISCAL 2000?

     The board of directors of Pro Net Link does not hold regularly scheduled meetings. Instead, it convenes as needed to address such matters that require its attention. The board of directors did not meet in person or by telephone during fiscal 2000. On twelve occasions, the board of directors approved various actions of the company by unanimous written consent in lieu of a meeting.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The board of directors has not established a standing audit, nominating or compensation committee. The board of directors performs all functions that might otherwise be delegated to such committees.

BOARD OF DIRECTOR INTERLOCKS AND INSIDER PARTICIPATION

     The compensation Pro Net Link pays to its directors, officers and other employees is determined at the discretion of the board of directors. Jean Pierre Collardeau and Glenn Zagoren served as directors of Pro Net Link during the entire fiscal year 2000. Auguste N. Francis Vincent began serving as a director in March 2000. During fiscal 2000, Jean Pierre Collardeau was the only executive officer who participated in deliberations of the board of directors concerning executive officer compensation. Glenn Zagoren, as Chairman of the Board of Pro Net Link (a non-executive officer position), also participated in such deliberations. Mr. Zagoren is also the president and sole shareholder of Zagoren-Zozzora, Inc., which has a contractual relationship with Pro Net Link (see "Certain Relationships and Related Transactions" below for a more detailed explanation). No executive officer of Pro Net Link served on the board of directors or compensation committee (or other board committee performing equivalent functions) of any company other than Pro Net Link.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Glenn Zagoren, Chairman of the Board of Directors of Pro Net Link, is the president and sole shareholder of Zagoren-Zozzora, Inc., a strategic development and marketing company that has been working with Pro Net Link since its inception. Zagoren-Zozzora, Inc. provides on-going marketing and business functions for Pro Net Link including developing marketing plans, general business consultation, supervision of marketing and investigating and recommending strategic alliances and other business opportunities. The current consulting agreement between Pro Net Link and Zagoren-Zozzora, Inc., which expires in February 2001, provides that Zagoren-Zozzora, Inc. is paid $14,000 per month by Pro Net Link for its services. Through June 30, 2000, Pro Net Link paid Zagoren-Zozzora, Inc. $152,000. Additionally, prior to fiscal 2000 and in connection with the services rendered by Mr. Zagoren, in his capacity as president of Zagoren-Zozzora, Inc., he personally received options to purchase 2,000,000 shares of the common stock of Pro Net Link, (i) 500,000 of which are currently exercisable at $ 0.25 per share and (ii) 1,500,000 of which are currently exercisable at $0.33 per share. In accordance with SFAS No. 123, using the Black Scholes option pricing model, the fair value of such options has been valued at approximately $1,900,000. The company has recognized non-cash compensation expense of $1,020,213 with the balance to be amortized over the remaining period of the consulting agreement (ending in February 2001).

                                STOCK OWNERSHIP

WHO ARE THE LARGEST HOLDERS OF OUR STOCK?

     Except as set forth below, Pro Net Link knows of no single person or group that is the beneficial owner of more than 5% of Pro Net Link's common stock.

NAME AND ADDRESS                                                AMOUNT AND NATURE        PERCENT OF
OF BENEFICIAL OWNER                                          OF BENEFICIAL OWNERSHIP    COMMON STOCK
-------------------                                          -----------------------    ------------
Evelyne Collardeau.........................................        16,500,000(1)            31.7%
  c/o Pro Net Link Corp.
  645 Fifth Avenue, Suite 303
  New York, NY 10022
Jean Pierre Collardeau.....................................        16,500,000(2)            31.7%
  c/o Pro Net Link Corp.
  645 Fifth Avenue, Suite 303
  New York, NY 10022

---------------
(1) Includes 10,500,000 shares of common stock of which Jean Pierre Collardeau, the husband of Mrs. Collardeau, is the record holder. Mrs. Collardeau denies beneficial ownership of such 10,500,000 shares. Pursuant to a shareholders agreement, and subsequent amendments thereto, among Jean Pierre Collardeau, Evelyne Collardeau, Thomas Collardeau, Alvina Collardeau and Pro Net Link, Ms. Collardeau agreed that she would not sell any of her 6,000,000 shares of common stock in the public market until after April 2, 2001.

(2) Includes 6,000,000 shares of common stock of which Evelyne Collardeau, the wife of Mr. Collardeau, is the record holder. Mr. Collardeau denies beneficial ownership of such 6,000,000 shares. Pursuant to the shareholders agreement mentioned in note (1) above, Mr. Collardeau agreed that he would not sell 10,500,000 of his shares of common stock in the public market until after April 2, 2001.

HOW MUCH COMMON STOCK DO THE DIRECTORS AND EXECUTIVE OFFICERS OWN?

     The following table shows the amount of common stock of Pro Net Link beneficially owned by Pro Net Link's directors, the executive officers of Pro Net Link named in the Summary Compensation Table below and the directors and executive officers of Pro Net Link as a group. Except as otherwise indicated, all information is as of October 12, 2000 and was determined based upon information listed or contained in filings made by the persons listed below with the Securities and Exchange Commission. Pro Net Link believes that the beneficial owners of its common stock listed below have sole investment and voting power with regard to such shares except as otherwise indicated.

                                                              AMOUNT AND NATURE OF    PERCENT OF
                            NAME                              BENEFICIAL OWNERSHIP      CLASS
                            ----                              --------------------    ----------
Jean Pierre Collardeau......................................       16,500,000(1)         31.7%
Auguste N. Francis Vincent..................................           30,000(2)            *
Glenn Zagoren...............................................        2,000,000(3)          3.7%
David J. Walker.............................................          165,000(4)            *
All executive officers and directors as a group (4
  persons)..................................................       18,695,000           34.47%

---------------
  * Represents less than 1% of Pro Net Link's outstanding common stock.

(1) Includes 6,000,000 shares of common stock for which Evelyne Collardeau, the wife of Mr. Collardeau, is the record holder. Mr. Collardeau denies beneficial ownership of such 6,000,000 shares. Pursuant to a shareholders agreement, Mr. Collardeau agreed that he would not sell his 10,500,000 shares of common stock in the public market until after April 2, 2001.

(2) Represents options to purchase 30,000 shares of common stock.

(3) Represents options to purchase 2,000,000 shares of common stock.

(4) Represents options to purchase 165,000 shares of common stock.

                  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Pro Net Link's directors and executive officers, and persons who own more than 10% of Pro Net Link's common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of Pro Net Link. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish Pro Net Link with copies of all
Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports furnished to us during the one-year period ended June 30, 2000, certain 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were not complied with in a timely manner by Jean Pierre Collardeau, Evelyne Collardeau, Glenn Zagoren and David Walker, each of whom did not timely file a Form 5 with the Securities and Exchange Commission.

               DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     See "NOMINEES FOR ELECTION AS DIRECTORS FOR A TERM EXPIRING IN 2001" above for a description of the background of Pro Net Link's current directors, Jean Pierre Collardeau, Glenn Zagoren and Auguste N. Francis Vincent.

DAVID J. WALKER

     Mr. Walker, 47, has served as Chief Operating Officer and Vice-President since joining the company in December 1998, except for the period of August 8 through September 27, 2000, when Mr. Walker served solely as Chief Information Officer. On September 28, 2000, Mr. Walker re-assumed the duties of Chief Operating Officer and Vice-President, and resigned his position as Chief Information Officer. Prior to joining Pro Net Link, Mr. Walker spent 15 years at Unz & Co., where he served as Vice-President of Operations and then Vice-President of Product Development. Mr. Walker was responsible for creating products and services such as documentation software, CD-ROMs and seminar programs geared specifically to international trade. He is a licensed customs broker.

                             EXECUTIVE COMPENSATION

     The board of directors of Pro Net Link applies the following general compensation policies when it considers and approves executive compensation, including grants under the company's 2000 stock plan. As directors of Pro Net Link, Jean Pierre Collardeau and Glenn Zagoren participate in decision-making regarding executive officer and employee compensation. For further details, refer to "BOARD OF DIRECTOR INTERLOCKS AND INSIDER PARTICIPATION" above.

     Pro Net Link's philosophy of compensation for executive officers and key personnel is designed to align the interests of executives with the short- and long-term interests of Pro Net Link shareholders. Towards that goal, the compensation program for executives consists of three key elements:

     - base salary,

     - performance-based bonuses, and

     - periodic grants of stock options and common stock.

     The board of directors believes that this approach best serves the interests of Pro Net Link and its shareholders. The company operates in a competitive environment and the board must ensure that executive officers and other key personnel are compensated in a way that advances both the short- and long-term interests of shareholders. Under this approach, a significant portion of the executive's total compensation is tied to performance -- namely, bonuses, grants of common stock and stock options. Periodic bonuses are based, in significant part, on an evaluation of the contribution made by the officer to Pro Net Link's performance. Stock options and grants relate a significant portion of long-term remuneration directly to stock price appreciation realized by Pro Net Link's shareholders.

     Base Salary: Base salaries for Pro Net Link's senior personnel, as well as changes in such salaries, are determined after considering numerous factors, including: competitive salaries, the nature of the position and its importance to Pro Net Link's success, level of experience, amount of individual responsibility required and general market practices.

     Periodic Bonus: No bonuses were paid for fiscal 2000. Future consideration of the payment of bonuses to Pro Net Link personnel will be based upon: 1) the collective achievement of objective goals pertaining to financial and operating targets and 2) achievement of targets pertaining to the employee's areas of responsibility. The board periodically evaluates what bonuses, if any, should be paid to Pro Net Link's employees.

     Stock Options and Stock Grants: On February 25, 2000, the board of directors adopted Pro Net Link's 2000 stock plan, which is described below. Under the 2000 stock plan, the board may, in its discretion, approve grants of common stock as well as options to purchase common stock. As of October 12, 2000, the board had not approved any grants of common stock pursuant to the 2000 stock plan. The board has, however, utilized stock options to motivate and retain executives. The board believes that this form of compensation closely aligns the executives' interests with those of shareholders and provides an incentive to building long-term shareholder value. Options are typically granted at the discretion of the board of directors and are subject to vesting provisions to encourage executives to remain employed with Pro Net Link. Stock option grants are based upon that executive's relative position, responsibilities and his or her anticipated performance. The stock options are generally granted at the market price on the date of grant and provide value only if the price of Pro Net Link's common stock is greater than the exercise price on the date of exercise.

HOW IS THE CHIEF EXECUTIVE OFFICER COMPENSATED?

     Mr. Collardeau, as Chief Executive Officer and President of Pro Net Link, received $75,000 in cash compensation in each of the second, third and fourth quarters of fiscal 2000. The board of directors did not grant stock options or a bonus to Mr. Collardeau during fiscal 2000. Mr. Collardeau does not have an employment agreement with Pro Net Link.

HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the individuals named in the Summary Compensation Table. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The board of directors currently intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may in the future be subject to
Section 162(m) in a manner that satisfies those requirements.

     The board reserves the authority to award non-deductible compensation as it may deem appropriate. Because of uncertainty surrounding the interpretation of
Section 162(m), the board can give no assurance, notwithstanding the company's efforts, that future compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the total compensation earned or paid to Pro Net Link's executive officers (including Mr. Zagoren, in his capacity as the president of Zagoren-Zazzora Inc., a company that provides consulting services to Pro Net Link) for services rendered to Pro Net Link during each of the last three fiscal years. The information is calculated as of June 30, 2000.

                                                                            LONG-TERM
                                                           ANNUAL         COMPENSATION
                                                        COMPENSATION      -------------
                                                      -----------------     NUMBER OF
                                             FISCAL    ANNUAL             STOCK OPTIONS    ALL OTHER
NAME AND PRINCIPAL POSITIONS                  YEAR     SALARY    BONUS       GRANTED      COMPENSATION
----------------------------                 ------   --------   ------   -------------   ------------
Jean Pierre Collardeau.....................   2000    $225,000   $    0             0           0
  Director, Chief Executive Officer,          1999    $      0   $    0             0           0
  President, Treasurer and Secretary          1998    $      0   $    0             0           0
Glenn Zagoren..............................   2000    $152,000   $    0             0           0
  Chairman of the Board                       1999    $128,000   $    0     2,000,000           0
                                              1998    $ 50,000   $    0             0           0
David Walker...............................   2000    $110,000   $    0       145,000           0
  Chief Operating Officer                     1999    $ 66,667   $5,000        20,000           0
                                              1998    $      0   $    0             0           0

                       OPTION GRANTS IN LAST FISCAL YEAR

     The table below sets forth information with respect to grants of options to purchase shares of common stock during fiscal 2000:

                                    PERCENT
                                    OF TOTAL               MARKET
                                    EMPLOYEE              PRICE ON   EXPIRY       POTENTIAL REALIZABLE VALUE
                        OPTIONS      OPTION    EXERCISE   DATE OF    DATE OF   ---------------------------------
        NAME           GRANTED(1)    GRANTS     PRICE      GRANT     OPTIONS     0%          5%          10%
        ----           ----------   --------   --------   --------   -------   -------    --------    ----------
Jean Pierre
  Collardeau.........         0          0        N/A        N/A         N/A       N/A         N/A           N/A
Glenn Zagoren........         0          0        N/A        N/A         N/A       N/A         N/A           N/A
David Walker(2)......    20,000       0.27%     $0.50      $2.03        None   $40,600(3) $ 66,133(3) $  105,306(3)
                        125,000       1.69%     $4.16      $4.16     2/25/10   $83,200    $846,211    $1,347,449

---------------
(1) Pro Net Link's board of directors approved the company's 2000 Stock Plan on February 25, 2000, ratification of which will be considered at the 2000 annual meeting of shareholders.

(2) Pro Net Link issued non-qualifying options to purchase 20,000 shares of common stock to David Walker on December 31, 1999, which became fully exercisable on the date of grant, and issued additional options to purchase 125,000 shares of common stock to him on February 25, 2000 (pursuant to the Pro Net Link Corp. 2000 Stock Plan), which will be fully exercisable on February 25, 2001.

(3) Calculation of the potential realizable value of the shares underlying these options, assuming the annualized rates of return specified, from the date of grant until the expiration of the option, is not possible as there is no expiry date on the 20,000 options granted to Mr. Walker. These figures assume, for purposes of comparison, that the options granted to Mr. Walker expire ten years from the date they were granted.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

     The following table sets forth information with respect to the value at October 12, 2000 of unexercised stock options held by the company's executive officers. There were no stock option exercises during fiscal 2000.

                                                            NUMBER OF SECURITIES         VALUE OF
                                                                 UNDERLYING            UNEXERCISED
                                                                UNEXERCISED            IN-THE-MONEY
                                                             OPTIONS AT FISCAL          OPTIONS AT
NAME                                                              YEAR-END           FISCAL YEAR-END
----                                                        --------------------    ------------------
Glenn Zagoren.............................................         500,000(1)           $  797,000(2)
                                                                 1,500,000(1)           $2,271,000(2)
David Walker..............................................          20,000(1)           $   31,480(2)
                                                                    20,000(1)           $   26,880(2)
                                                                   125,000(1)           $        0(2)

---------------
(1) All unexercised options are presently exercisable, except for the option to purchase 125,000 shares granted to David Walker, which will be fully exercisable on February 25, 2001.

(2) The value of in-the money options is determined by comparing their exercise price to the market value of the shares of common stock underlying such options at the end of fiscal 2000 (which was $1.844/share).

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total return of Pro Net Link's common stock with that of the NASDAQ Composite Index and The Street.com Internet Index from October 16, 1997 (the date the common stock began to trade publicly) through June 30, 2000. Pro Net Link's fiscal year ends on June 30. The graph assumes that you invested $100 at the close of market on October 16, 1997 in Pro Net Link common stock and invested $100 at that same time in each of the indexes. Following the initial public trading date of the company's shares, data are as at each quarter end. The comparison assumes that all dividends, if any, are reinvested. The comparisons in this graph are provided in accordance with Securities and Exchange Commission disclosure requirements and are not intended to forecast or be indicative of the future performance of the common stock. [PERFORMANCE LINE GRAPH]

                                                   PRONET LINK CORP.       AMEX INTERNET INDEX ($IIX)       NASDAQ COMPOSITE
                                                   -----------------       --------------------------       ----------------
10/16/97                                               100.000                      100.000                      100.000
12/31/97                                                25.000                       86.833                       92.392
03/31/98                                                28.900                      116.902                      108.003
06/30/98                                                52.725                      134.489                      111.478
09/30/98                                                31.750                      140.736                       99.658
12/31/98                                                23.750                      266.452                      129.008
03/31/99                                                85.950                      410.574                      144.817
06/30/99                                                75.000                      420.193                      158.039
09/30/99                                                64.850                      434.166                      161.571
12/31/99                                                50.775                      770.348                      239.419
03/31/00                                                92.200                      834.986                      269.044
06/30/00                                                46.100                      665.484                      233.347

ITEM 2 -- APPROVAL OF THE PRO NET LINK CORP. 2000 STOCK PLAN

     On February 25, 2000, the board approved the Pro Net Link, Inc. 2000 Stock Plan (the "2000 Stock Plan"). On August 8, 2000 and October 20, 2000, the board approved various amendments to the 2000 Stock Plan. The 2000 Stock Plan, as amended, is subject to the approval of Pro Net Link shareholders at the annual meeting. 3,000,000 shares of common stock are reserved under the 2000 Stock Plan, as amended. The 2000 Stock Plan will provide employees, officers, directors, consultants and advisors of Pro Net Link or its subsidiaries with the opportunity to receive grants of stock options and awards of restricted stock. As of October 12, 2000, Pro Net Link had a total of eleven employees, two non-employee directors and approximately nine consultants and advisors who were eligible to receive options or grants under the 2000 Stock Plan. Since approval of the 2000 Stock Plan, Pro Net Link has granted options to purchase approximately 664,000 shares of common stock to its employees and executive officers and 30,000 shares of common stock to a non-employee director. See the "New Plan Benefits" table below for additional information regarding option grants.

     The board believes it is in Pro Net Link's best interest to adopt the 2000 Stock Plan. The 2000 Stock Plan is intended to encourage employees to contribute materially to the growth of the company, thereby benefiting its shareholders, and aligning the interests of the employees with those of the shareholders. At the annual meeting, a proposal to approve and adopt the 2000 Stock Plan, as amended will be presented to Pro Net Link shareholders. If you approve the 2000 Stock Plan, as amended, it will be deemed effective as of February 25, 2000, which is the date the 2000 Stock Plan was approved by the board of directors.

     THE 2000 STOCK PLAN, AS AMENDED, IS SET FORTH IN ANNEX A TO THIS PROXY STATEMENT. THE FOLLOWING DESCRIPTION OF THE 2000 STOCK PLAN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX A.

SUMMARY OF THE 2000 STOCK PLAN

     The 2000 Stock Plan will be administered by the board of directors, which will have the sole authority to determine the individuals that receive grants; to determine the type, size and terms of grants, the timing of grants and the period during which grants will be exercisable or when restrictions will lapse; to amend the terms of previously issued grants; and to deal with any other matters arising under the 2000 Stock Plan.

     The number of shares reserved for issuance under the 2000 Stock Plan is 3,000,000 shares of common stock. All shares subject to grants that expire or are cancelled, surrendered or terminated for any reason will be available for new grants under the Stock Plan.

     All of Pro Net Link's employees will be eligible to participate in the 2000 Stock Plan, including employees who are officers or members of the board. Pro Net Link's non-employee directors, as well as certain consultants and advisors who perform services for Pro Net Link or its subsidiaries, will also be eligible to participate in the 2000 Stock Plan.

     The 2000 Stock Plan permits grants of incentive stock options, nonqualified stock options and stock awards.

     Incentive stock options may be granted only to employees. Nonqualified stock options may be granted to employees, non-employee directors, consultants and advisors. The exercise price underlying options will be determined by the board of directors. The exercise price for non-qualified stock options may be equal to, greater than, or less than the fair market value of Pro Net Link's stock on the date of grant. The exercise price for incentive stock options may be equal to, or greater than, the fair market value of Pro Net Link's stock on the date of grant, and an incentive stock option granted to a 10% shareholder must have an exercise price of not less than 110% of the fair market value of Pro Net Link's stock on the date of grant.

     Participants may pay the exercise price of an option by (i) cash, (ii) with the approval of the board of directors, by delivering shares of common stock owned by the grantee, or (iii) by such other method as the board of directors may approve.

     Options will become exercisable according to the terms and conditions determined by the board of directors and specified in the grant instrument. The board of directors will determine the term of each option, up to a maximum ten-year term. The term of an incentive stock option granted to an employee who owns more than 10% of Pro Net Link's stock may not exceed five years from the date of grant. Options may be exercised while the grantee is an employee, consultant, advisor or member of the board, or within a specified period of time after termination of employment or service, in accordance with the terms of the option instrument.

     The board of directors may issue shares of common stock to employees, consultants, advisors and non-employee directors subject to restrictions or no restrictions. If a grantee's employment or service terminates during any restriction period, or if any other conditions are not met, the board of directors may make the stock award subject to forfeiture.

     Grants of non-qualified options and grants of common stock under the 2000 Stock Plan may be transferred if the applicable agreement so provides.

     The board may amend or terminate the 2000 Stock Plan at any time. However, the board may not make any amendment without shareholder approval if such approval is required under the applicable provisions of the Internal Revenue Code or other legal requirements. The 2000 Stock Plan will terminate on the day next preceding the tenth anniversary of its effective date, unless the board terminates the 2000 Stock Plan earlier or extends it with the approval of the shareholders.

     The 2000 Stock Plan provides that in the event of a merger, consolidation, asset sale or liquidation, the board of directors may take any of the following actions: (i) require that all outstanding options be assumed by or replaced with comparable options of the surviving company, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the notice, (iii) in the event of a merger under the terms of which holders of the common stock will receive upon consummation thereof a cash payment for each share surrendered in the merger, provide a cash payment of an amount equal to the difference between (A) the merger price times the number of shares of common stock subject to such outstanding options and (B) the aggregate exercise price of all such outstanding options, in exchange for the termination of such options, or (iv) provide that all outstanding options shall become exercisable in full immediately prior to such event.

FEDERAL INCOME TAX CONSEQUENCES

     The current federal income tax consequences of grants under the 2000 Stock Plan are generally described below. This description of tax consequences is based on the Internal Revenue Code as presently in effect, which is subject to change, and is not intended to be a complete description of the federal income tax aspects of options and stock awards under the 2000 Stock Plan.

NONQUALIFIED STOCK OPTIONS

     An optionee will not be subject to federal income tax upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the then fair market value of the shares acquired over the exercise price. Pro Net Link will generally be able to take a deduction with respect to this compensation income for federal income tax purposes. The optionee's tax basis in the shares acquired will equal the exercise price plus the amount taxable as compensation to the optionee. Upon a sale of the shares acquired upon exercise, any gain or loss is generally long-term or short-term capital gain or loss, depending on how long the shares are held. The required holding period for long-term capital gain or loss is presently more than one year. The optionee's holding period for shares acquired upon exercise will begin on the date of exercise.

INCENTIVE STOCK OPTIONS

     An optionee who receives incentive stock options generally incurs no federal income tax liability at the time of grant or upon exercise of the options. However, the excess, if any, of the fair market value of the shares acquired over the exercise price will be an item of tax preference which may give rise to alternative minimum tax liability at the time of exercise. If the optionee does not dispose of the shares before the date that is two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowable to Pro Net Link for federal income tax purposes in connection with the option. If, within two years of the date of grant or within one year from the date of exercise, the holder of shares acquired upon exercise of an incentive stock option disposes of the shares, the optionee will generally realize ordinary compensation income at the time of the disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of exercise or the amount realized on the disposition. The amount realized upon such a disposition will generally be deductible by Pro Net Link for federal income tax purposes.

STOCK AWARDS

     If a grantee receives an unrestricted stock award, the grantee will recognize compensation income upon the grant of the stock award. If a grantee receives a restricted stock award, the grantee normally will not recognize taxable income upon receipt of the stock award until the stock is transferable by the grantee, or is no longer subject to a substantial risk of forfeiture, whichever occurs earlier. When the stock is either transferable or no longer subject to a substantial risk of forfeiture, the grantee will recognize compensation income in an amount equal to the fair market value of the shares (less any amount paid for such shares) at that time. A grantee may, however, elect to recognize ordinary compensation income in the year the stock award is granted in an amount equal to the fair market value of the shares (less any amount paid for the shares) at that time, determined without regard to the restrictions. Pro Net Link will generally be entitled to a corresponding deduction at the same time, and in the same amount, as the grantee recognizes compensation income with respect to a stock award. Any gain or loss recognized by the grantee upon subsequent disposition of the shares will be capital gain or loss.

TAX DEDUCTIBILITY UNDER SECTION 162(m)

     Section 162(m) of the Internal Revenue Code disallows a public company's deductions for employee compensation exceeding $1,000,000 per year for the chief executive officer and the four other most highly compensated executives. Section 162(m) contains an exception for performance-based compensation that meets specific requirements. The 2000 Stock Plan is intended to permit all options to qualify as performance-based compensation.

FUTURE GRANTS

     At present, the board of directors does not have definitive plans for granting of awards under the 2000 Stock Plan. No determination has been made as to the number of stock options or stock awards to be granted, or the number or identity of optionees or recipients of awards.

NEW PLAN BENEFITS

     The following table sets forth the new plan benefits that will accrue to the named individuals and groups if the proposal to approve the Pro Net Link 2000 Stock Plan is approved at the annual meeting.

                                2000 STOCK PLAN

NAME AND POSITION                                             DOLLAR VALUE ($)    NUMBER OF UNITS
-----------------                                             ----------------    ---------------
Jean Pierre Collardeau, President...........................         $0                      0
Glenn Zagoren, Chairman of the Board........................         $0                      0
David Walker, Chief Operating Officer.......................         $0*               125,000
Executive Group.............................................         $0*               125,000
Non-Executive Director Group................................         $0*                30,000
Non-Executive Officer Employee Group........................         $0*               539,000**

---------------
 * The dollar value is computed to be the difference between the exercise price of the shares of common stock underlying the option and the closing price of such shares on the date such options were granted. Because, under the terms of the option grants, the exercise price of the shares of common stock underlying the options is the same as the closing price of such shares on the date of option grant, the dollar value of such options is $0.

** This figure does not include certain options to purchase 90,000 shares of common stock that were granted during fiscal 2000 and were subsequently cancelled prior to exercise.

     The closing price of Pro Net Link's stock as reported on the NASDAQ Over-the-Counter Bulletin Board on October 12, 2000 was $0.75.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2000 STOCK PLAN.

ITEM 3 -- APPROVAL OF APPOINTMENT OF FELDMAN SHERB & CO., P.C., AS THE COMPANY'S INDEPENDENT AUDITORS

     We selected Feldman Sherb & Co., P.C., as our independent auditors for the fiscal year ending June 30, 2001. We are submitting our selection of independent auditors for ratification by the shareholders at the Annual Meeting. Feldman Sherb & Co., P.C., has audited our financial statements since April 8, 1998.

     Pro Net Link's by-laws do not require that the shareholders ratify the selection of our independent auditors. If the shareholders do not ratify the selection, the board of directors will reconsider its choice of independent auditors. Even if the selection is ratified, the board of directors may change the appointment if such change would be in the best interests of the company.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF FELDMAN SHERB & CO., P.C.

OTHER MATTERS

     As of the date of this proxy statement, the board knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies properly completed and returned to Pro Net Link will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

     A COPY OF THE ANNUAL REPORT ON FORM 10-K OF PRO NET LINK FOR THE FISCAL YEAR ENDED JUNE 30, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT EXCLUDING EXHIBITS) IS BEING MAILED WITH THIS PROXY STATEMENT. COPIES OF THE EXHIBITS TO THE ENCLOSED REPORT ON FORM 10-K MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITTEN REQUEST ADDRESSED TO: PRO NET LINK CORP., 645 FIFTH AVENUE, SUITE 303, NEW YORK, NEW YORK, 10022, ATTENTION: GLENN ZAGOREN, INVESTOR RELATIONS (TELEPHONE:
212-688-8838).

SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2001 may do so by submitting a proposal in writing to the Secretary of Pro Net Link. In submitting proposals, shareholders must follow the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. That regulation requires, among other things, that a proposal, to be included in Pro Net Link's proxy statement for its annual meeting in 2001, must be received by Pro Net Link no later than June 28, 2001.

     In addition, if a shareholder presents a matter for action at Pro Net Link's 2001 annual meeting without providing Pro Net Link with notice of such matter by September 11, 2001, shares represented by proxies at the 2001 annual meeting solicited by the board of directors may be voted in the discretion of such proxies.

                                          By order of the Board of Directors,

                                          /s/ Jean Pierre Collardeau
                                          --------------------------------------
                                          JEAN PIERRE COLLARDEAU
                                          President and Treasurer

October 26, 2000

                                                                         ANNEX A

                       PRO NET LINK CORP. 2000 STOCK PLAN

     1. PURPOSE. The purpose of this plan (the "Plan") is to secure for Pro Net Link Corp. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company who are expected to contribute to the Company's future growth and success. Under the Plan recipients may be awarded both (i) Options (as defined in Section 2.1) to purchase the Company's common stock, par value $.01 per share ("Common Stock") and (ii) shares of the Company's Common Stock ("Grant Stock"). Except where the context otherwise requires, the term "Company" shall include the parent and all future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

     2. TYPES OF AWARDS AND ADMINISTRATION.

     2.1 OPTIONS. Options granted pursuant to the Plan ("Options") shall be authorized by action of the Board of Directors of the Company and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of
Section 422 of the Code or non-qualified Options which are not intended to meet the requirements of Section 422 of the Code. All Options when granted are intended to be non-qualified Options, unless the applicable Option Agreement (as defined in Section 5.1) explicitly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a non-qualified Option appropriately granted under the Plan provided that such Option (or portion thereof) otherwise meets the Plan's requirements relating to non-qualified Options. The vesting of Options may be conditioned upon the completion of a specified period of employment with the Company and/or such other conditions or events as the Board may determine.

     2.2 GRANT STOCK. Shares of the Grant Stock issued pursuant to the Plan shall be authorized by the Board of Directors and may be free from restrictions or may be subject to such conditions and restrictions as the Board may determine. The vesting of Grant Stock may be conditioned upon the completion of a specified period of employment with the Company and/or such other conditions or events as the Board may determine, and any unvested Grant Stock may be made subject to forfeiture upon termination of employment or the occurrence of other events.

     2.3 ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion issue Grant Stock and grant Options to purchase shares of Common Stock, and issue shares upon exercise of such Options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective Grant Stock Agreements (as defined in Section 5.2), Option Agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Grant Stock Agreements and Option Agreements, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Grant Stock Agreement or Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law), delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

     3. ELIGIBILITY. Options may be granted, and Grant Stock may be issued, to persons who are, at the time of such grant or issuance, employees, officers or directors of, or consultants or advisors to, the Company; provided, that the class of persons to whom Incentive Stock Options may be granted shall be limited to employees of the Company.

     4. STOCK SUBJECT TO PLAN. Subject to adjustment as provided in Section 14 below, the maximum number of shares of Common Stock of the Company, which may be issued under the Plan, shall not exceed an aggregate of 3,000,000. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for subsequent Option or Grant Stock awards under the Plan. If shares of Grant Stock shall be forfeited to, or otherwise repurchased by, the Company pursuant to a Grant Stock Agreement, such purchased shares subject to such Grant Stock Agreement shall again be available for subsequent Option or Grant Stock awards under the Plan. If shares issued upon exercise of an Option are tendered to the Company in payment of the exercise price of an Option, such tendered shares shall again be available for subsequent Option or Grant Stock awards under the Plan.

     5. FORMS OF GRANT STOCK AGREEMENTS AND OPTION AGREEMENTS.

     5.1 OPTION AGREEMENT. As a condition to the grant of an Option, each recipient of an Option shall execute an option agreement ("Option Agreement") in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such Option Agreements may differ among recipients.

     5.2 GRANT STOCK AGREEMENT. As a condition to the issuance of Grant Stock, each recipient thereof shall execute an agreement ("Grant Stock Agreement") in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such Grant Stock Agreements may differ among recipients and need not be entitled "Grant Stock Agreements."

     5.3 "STAND-OFF" AGREEMENT. Unless the Board of Directors specifies otherwise, each Grant Stock Agreement and Option Agreement shall provide that upon the request of the Company or the managing underwriter(s), the holder of any Option or the purchaser of any Grant Stock shall, in connection with an initial public offering of the Company's Common Stock, agree in writing that for a period of time (not to exceed 180 days) from the effective date of the Securities and Exchange Commission registration statement for such offering, the holder or purchaser will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of the Company's Common Stock owned or controlled by him.

     6. PURCHASE PRICE.

     6.1 GENERAL. The purchase price per share of Grant Stock and per share of stock deliverable upon the exercise of an Option shall be determined by the Board of Directors, provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such Option, or less than 110% of such fair market value in the case of Options described in Section 11.2.

     6.2 PAYMENT OF PURCHASE PRICE. Option Agreements may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable Option Agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee for a period of six months having a fair market value equal in amount to the exercise price of the Options being exercised, (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations or (iii) by any combination of such methods of payment. The fair market value of any shares of the Company's Common Stock or other non-cash consideration, which may be delivered upon exercise of an Option, shall be determined by the Board of Directors. Grant Stock Agreements may provide for the payment of any purchase price in any manner approved by the Board of Directors at the time of authorizing the issuance thereof.

     7. OPTION PERIOD. Each Option and all rights thereunder shall expire on such date as shall be set forth in the applicable Option Agreement, provided that, in any event, in the case of an Incentive Stock Option, such date shall not be later than 10 years after the date on which the Option is granted (or five years in the case of Options described in Section 11.2), and, in the case of non-qualified Options, not later than 10 years after the date on which the Option is granted, and, in either case, shall be subject to earlier termination as provided in the Plan.

     8. EXERCISE OF OPTIONS. Each Option shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such Option, subject to the provisions of the Plan.

     9. NONTRANSFERABILITY OF OPTIONS. No Option shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of an optionee, an Option held by him or her shall be exercisable only by the optionee. Notwithstanding the foregoing, non-qualified Options and shares of Grant Stock may be transferred if the applicable Option Agreement or Grant Stock Agreement so provides.

     10. EFFECT OF TERMINATION. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has continuously since the date of grant of his or her Incentive Stock Option been, employed by the Company, except that, unless the Option Agreement or instrument expressly provides otherwise:

     10.1 the Incentive Stock Option may be exercised within the period of thirty days after the date the optionee ceases to be an employee of the Company (or within such other period as may be specified in the applicable Option Agreement);

     10.2 if the optionee dies while in the employ of the Company, the Incentive Stock Option may be exercised in full by the person to whom it is transferred by will or the laws of descent and distribution within the period of 180 days after the date of death (or within such other period as may be specified in the applicable Option Agreement); and

     10.3 if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised in full within the period of 180 days after the date the optionee ceases to be such an employee because of such disability (or within such other period as may be specified in the applicable Option Agreement);

provided, however, that in no event may any Incentive Stock Option be exercised after the expiration date of the Incentive Stock Option. For all purposes of the Plan and any Incentive Stock Option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

     A non-qualified Option granted to an employee shall be subject to the foregoing provisions of this Section 10 as if it were an Incentive Stock Option, but a non-qualified Option may also be exercised so long as the optionee maintains a relationship with the Company as a director, consultant or adviser, unless the Option Agreement provides otherwise. A non-qualified Option granted to a consultant or advisor of the Company may be exercised after the termination of such relationship in accordance with the terms of the Option Agreement.

     11. INCENTIVE STOCK OPTIONS. Options that are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

     11.1 EXPRESS DESIGNATION. All Incentive Stock Options shall, at the time of grant, be specifically designated as such in the Option Agreement covering such Incentive Stock Options.

     11.2 10% SHAREHOLDER. If any employee to whom an Incentive Stock Option is to be granted is, at the time of the grant of such Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

     11.2.1 the purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

     11.2.2 the option exercise period shall not exceed five years from the date of grant.

     11.3 DOLLAR LIMITATION. For so long as the Code shall so provide, Options granted to any employee under the Plan which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

     12. ADDITIONAL PROVISIONS.

     12.1 ADDITIONAL PROVISIONS. The Board of Directors may, in its sole discretion, include additional provisions in Grant Stock Agreements and Option Agreements, including, without limitation, restrictions on transfer, rights of the Company to repurchase shares of Grant Stock or shares of Common Stock acquired upon exercise of Options, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of Options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not be such as to cause any Incentive Stock Option to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     12.2 ACCELERATION, EXTENSION, ETC. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular Option or Options may be exercised or (ii) extend the dates during which all, or any particular, Option or Options may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code.

     13. RIGHTS AS A SHAREHOLDER. The holder of an Option shall have no rights as a shareholder with respect to any shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     14. ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS AND RELATED TRANSACTIONS.

     14.1 GENERAL. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding Options, and (z) the price for each share subject to any then outstanding Options, without changing the aggregate purchase price as to which such Options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 14 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

     14.2 BOARD AUTHORITY TO MAKE ADJUSTMENTS.  Any adjustments under this
Section 14 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

     15. MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION, ETC.

     15.1 GENERAL. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to some or all outstanding Options (and need not take the same action as to each such Option):
(i) provide that such Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee (to the extent otherwise then exercisable) within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options, in exchange for the termination of such Options and (iv) provide that all or any outstanding Options shall become exercisable in full immediately prior to such event.

     15.2 SUBSTITUTE OPTIONS. The Company may grant Options in substitution for Options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

     15.3 GRANT STOCK. In the event of a business combination or other transaction of the type detailed in Section 15.1, any securities, cash or other property received in exchange for shares of Grant Stock shall continue to be governed by the provisions of any Grant Stock Agreement pursuant to which they were issued, including any provision regarding vesting, and such securities, cash, or other property may be held in escrow on such terms as the Board of Directors may direct, to insure compliance with the terms of any such Grant Stock Agreement.

     16. NO SPECIAL EMPLOYMENT RIGHTS. Nothing contained in the Plan or in any Option or Grant Stock Agreement shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

     17. OTHER EMPLOYEE BENEFITS. The amount of any compensation deemed to be received by an employee as a result of the issuance of shares of Grant Stock or the grant or exercise of an Option or the sale of shares received upon such award or exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

     18. AMENDMENT OF THE PLAN.

     18.1 The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board of Directors may not effect such modification or amendment without such approval.

     18.2 The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an Option previously granted to him or her. With the consent of the recipient of Grant Stock or optionee affected, the Board of Directors may amend outstanding Grant Stock Agreements or Option Agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

     19. WITHHOLDING. The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to issuance of any shares of Grant Stock or shares issued upon exercise of Options. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the obligor may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable or (ii) by delivering to the Company shares of Common Stock already owned by the obligor. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A person who has made an election pursuant to this Section 19 may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

     20. EFFECTIVE DATE AND DURATION OF THE PLAN.

     20.1 EFFECTIVE DATE. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no Options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section
18) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such Option to a particular optionee. Subject to this limitation, Options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     20.2 TERMINATION. Unless sooner terminated in accordance with Section 15 or by the Board of Directors, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors.

     21. PROVISION FOR FOREIGN PARTICIPANTS. The Board of Directors may, without amending the Plan, modify the terms of Option or Grant Stock Agreements to differ from those specified in the Plan with respect to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

     22. REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the optionee or by the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933, as now in effect or hereafter amended (the "Act"), the Company shall not be required to issue any shares upon exercise of any Option unless the Company has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under the Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required in connection with any such transfer. Any determination in this connection by the Board shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Act or under the securities laws of each relevant state or other jurisdiction, the Company may imprint on the certificate(s) appropriate legends that counsel for the Company considers necessary or advisable to comply with the Act or any such state or other securities law. The Company may register, but in no event shall be obligated to register, any securities covered by the Plan pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

     23. GOVERNING LAW. This Plan and each Option shall be governed by the laws of the State of Nevada, without regard to its principles of conflicts of law.

                                 REVOCABLE PROXY

                               PRO NET LINK CORP.
                                645 Fifth Avenue
                                    Suite 303
                            New York, New York 10022

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        ANNUAL MEETING - DECEMBER 4, 2000

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

    The undersigned hereby appoints Jean Pierre Collardeau and Glenn Zagoren, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to attend and represent the undersigned at the annual meeting of the shareholders of Pro Net Link Corp. to be held on December 4, 2000, and at any adjournments thereof, and to vote thereat the number of shares of the common stock of Pro Net Link Corp. the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth in this proxy card. Any proxy heretofore given by the undersigned with respect to such shares of common stock is hereby revoked.

                (Continued, and to be signed on reverse side)

                      ANNUAL MEETING OF SHAREHOLDERS of

                              PRO NET LINK CORP.

                             Grand Hyatt New York
                     Park Avenue at Grand Central Station
          (on 42nd Street between Lexington Avenue and Park Avenue)
                              New York, NY 10017

                               December 4, 2000

                          PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the Instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

                                  ___________________________________
YOUR CONTROL NUMBER IS           |                                   |
                                 |___________________________________|



               Please Detach and Mail in the Envelope Provided

PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE [X]

            FOR all nominees      WITHHOLD
             listed at right     AUTHORITY
            (except as marked  to vote for all
             to the contrary    nominees listed
                 below)           at right
                 ___                ___
1. ELECTION     |   |              |   |        Nominees:
   OF           |   |              |   |          Jean Pierre Collardeau
   DIRECTORS    |___|              |___|          Glenn Zagoren
                                                  Auguste Francis Vincent

To withhold authority to vote for any individual nominee, mark "FOR" and write the name of the nominee or nominees with regard to whom you wish to withhold authority on the space provided below:


--------------------------------------------------

2. APPOINTMENT OF INDEPENDENT AUDITORS

FOR                                                                      [ ]
AGAINST                                                                  [ ]
ABSTAIN                                                                  [ ]

3. ADOPTION OF THE PRO NET LINK 2000 STOCK PLAN

FOR                                                                      [ ]
AGAINST                                                                  [ ]
ABSTAIN                                                                  [ ]

4. OTHER MATTERS

  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

IF YOU DO NOT SPECIFY HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR EACH NOMINEE AND FOR PROPOSALS 2 AND 3, AND IN THEIR DISCRETION AS TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.


PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING [ ]

PLEASE MARK, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED
ENVELOPE.


SIGNATURE____________________ SIGNATURE____________________ DATE_______, 2000
                                        IF HELD JOINTLY

NOTE: PLEASE DATE THIS PROXY AND SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD. Include your title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership. All joint owners must sign.